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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 23, 2001

                           IRON MOUNTAIN INCORPORATED
             (Exact Name of Registrant as Specified in its Charter)

                                  PENNSYLVANIA
         (State or Other Jurisdiction of Incorporation or Organization)

                1-13045                                     23-2588479
       (Commission file number)                (I.R.S. Employer Identification No.)

                745 ATLANTIC AVENUE, BOSTON, MASSACHUSETTS 02111
          (Address of Principal Executive Offices, Including Zip Code)

                                 (617) 535-4766
              (Registrant's Telephone Number, Including Area Code)

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
ITEM 5. OTHER EVENTS

    On March 23, 2001, the Company announced a proposed underwritten public offering of $200.0 million in aggregate principal amount of Senior Subordinated Notes due 2013. The Company intends to use the net proceeds from such offering to fund its offer to purchase and consent solicitation (which was separately announced the same day) relating to its outstanding 11 1/8% Senior Subordinated Notes due 2006 (the "11 1/8% Notes"), to repay outstanding borrowings under the Company's revolving credit facility and for general corporate purposes, including future acquisitions. Copies of the Company's press releases regarding these events are being filed as exhibits to this report.

    The public debt offering will be made only by means of a prospectus. This Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities.

    The tender offer and consent solicitation will be made only by means of the Company's Offer to Purchase and Consent Solicitation Statement dated March 23, 2001 and related materials. This Form 8-K shall not constitute an offer to purchase or consent solicitation with regard to the 11 1/8% Notes.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(b) Pro Forma Financial Information

    The following represents the unaudited pro forma condensed consolidated statement of operations (the "pro forma statement") for certain businesses acquired by the Company in 2000 and certain other transactions. Pro forma effect has been given to two acquired businesses for which the Company has previously filed audited financial statements and has also been given to certain other acquired businesses which are not significant in accordance with Rule 3-05 of Regulation S-X. The Company has not given pro forma effect in the accompanying pro forma statement for the fourteen other businesses acquired in 2000 and in 2001 because they are not material.

    The primary purpose of this Form 8-K is to update previously filed pro forma information with the Company's results of operations for the year ended
December 31, 2000. Other than the three interest rate swaps the Company entered into in December 2000 and January 2001 and the acquisition of two businesses, Document Services, Inc., effective October 1, 2000, and FACS Records Centre, effective December 31, 2000, all other acquisitions and financing transactions included in the accompanying pro forma statement have been previously reported.

                                                                PAGE
                                                              --------
Pro Forma Statement for the
  Year Ended December 31, 2000..............................       3

Notes to Pro Forma Statement................................     4-7

(c) Exhibits

    99.1 The Company's press release, dated March 23, 2001, regarding proposed public debt offering.

    99.2 The Company's press release, dated March 23, 2001, regarding tender offer and consent solicitation relating to the 11 1/8% Notes.

                           IRON MOUNTAIN INCORPORATED

                              PRO FORMA STATEMENT

    The following unaudited pro forma condensed consolidated statement of operations (the "pro forma statement") for the year ended December 31, 2000 has been prepared based upon the historical condensed consolidated statement of operations of the Company. The pro forma statement gives effect to: (a) the acquisitions of Pierce Leahy Corp. ("Pierce Leahy"), Data Storage Center, Inc. ("DSC"), Document Services, Inc. ("DSI") and FACS Records Centre ("FACS") (collectively the "2000 Acquisitions"); (b) an amendment to the Company's credit facility effective August 14, 2000 to include two tranches of term debt totalling $350.0 million and a revolving credit facility of $400.0 million; and
(c) interest rate swap agreements entered into in December 2000 and January 2001, as if each had occurred as of January 1, 2000. Pro forma adjustments are described in the accompanying notes.

    The pro forma statement does not include the impact of the Company's proposed public offering of $200.0 million of Senior Subordinated Notes due 2013 (the "Debt Offering"). If the Company successfully completes the Debt Offering, the Company intends to use the net proceeds from the Debt Offering to fund the offer to purchase and consent solicitation relating to the Company's 11 1/8% Senior Subordinated Notes due 2006 (the "11 1/8% Notes"), to repay outstanding borrowings under the Company's revolving credit facility and for general corporate purposes. Assuming: (a) an interest rate of 8 3/4% per annum on notes issued in the Debt Offering; (b) the Company retires all of the 11 1/8% Notes at a price of 107.157; and (c) the Company repays the revolving credit facility with the net proceeds of the Debt Offering, the impact on the pro forma statement would be an increase in interest expense and net loss before extraordinary item of $2.9 million and $1.7 million, respectively. The impact on the Company's balance sheet would be an increase in cash of $44.6 million, an increase in deferred financing costs of $5.5 million, a net increase in long-term debt of $64.5 million and a net decrease in shareholders' equity of $4.6 million.

    In addition, the Company would record, in the quarter in which the tender offer and consent solicitation is completed, an extraordinary charge of $4.6 million (after a tax benefit of approximately $3.2 million) from the early retirement of debt. This pretax extraordinary charge of $7.8 million would consist of a redemption premium of $9.3 million offset by the write-off of unamortized fair value adjustment of $1.5 million.

    The impact to the pro forma statement of a 1/8% change in the interest rate on the Debt Offering would be a $0.3 million change in interest expense and a $0.1 million change in the net loss before extraordinary item. The impact to the pro forma statement of a $25.0 million change in the principal amount of the Debt Offering would be a $0.8 million change in interest expense and a $0.5 million change in the net loss before extraordinary item.

    The pro forma statement does not include results of operations, or pro forma adjustments, for the eight acquisitions completed in 2000 and the six acquisitions completed in 2001 through March 1, 2001. The aggregate pro forma revenues of those 2000 and 2001 acquisitions not included in the pro forma statement were $3.8 million and $19.3 million, respectively.

    The pro forma statement does not give effect to estimated annual net cost savings of approximately $15 million associated with the Pierce Leahy acquisition. Management expects to achieve this annual level of savings within three years after the merger. Further, the pro forma statement does not reflect any further costs associated with integrating the two companies as it is not practicable to quantify these costs at this time. These costs may be material to the Company's results of operations. Depending upon management's plans and the nature and timing of the costs, the costs may be accounted for as operating expenses in the period incurred or as capital expenditures. Furthermore, the pro forma statement does not give effect to all cost savings or incremental costs that may occur as a result of the integration and consolidation of the 2000 Acquisitions.

                           IRON MOUNTAIN INCORPORATED

    The Company has accounted for its acquisitions using the purchase method of accounting. The operating results of each acquisition have been included in the historical consolidated results from the acquisition date.

    The pro forma statement does not necessarily indicate the actual results of operations that the Company would have reported if the pro forma transactions described above had occurred as of January 1, 2000, nor does it necessarily indicate the results of future operations. In the opinion of the Company's management, all adjustments and disclosures necessary to fairly present this pro forma statement have been made. You should read the pro forma financial information in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2000 previously filed with the SEC.

                           IRON MOUNTAIN INCORPORATED

                              PRO FORMA STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 2000

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          HISTORICAL(1)
                                 ---------------------------------------------------------------                       PRO FORMA
                                   IRON       PIERCE                                                 PRO FORMA            IRON
                                 MOUNTAIN     LEAHY         DSC           DSI           FACS       ADJUSTMENTS(4)       MOUNTAIN
                                 ---------   --------   -----------   -----------   ------------   --------------      ----------
Revenues:
  Storage......................  $ 585,664   $ 17,476     $ 4,265       $    --       $  6,689         $    --         $  614,094
  Service and Storage Material
    Sales......................    400,707     12,701       2,226        14,909          4,584              --            435,127
                                 ---------   --------     -------       -------       --------         -------         ----------
    Total Revenues.............    986,371     30,177       6,491        14,909         11,273              --          1,049,221
Operating Expenses:
  Cost of Sales (Excluding
    Depreciation)..............    482,771     18,189       2,554         8,068          4,947          (2,968)(A)        513,561
  Selling, General and
    Administrative.............    246,559      3,962       2,029         3,675          3,191           2,575 (B)        261,991
  Depreciation and
    Amortization...............    126,810      3,708         475           685          1,732             807 (C)        134,217
  Foreign Currency Exchange....         --        147          --            --             --            (147)(D)             --
  Stock Option Compensation
    Expense....................     15,110         --          --            --             --              --             15,110
  Merger-related Expenses(2)...      9,133      4,438          --         3,707          2,182          (9,121)(E)         10,339
                                 ---------   --------     -------       -------       --------         -------         ----------
    Total Operating Expenses...    880,383     30,444       5,058        16,135         12,052          (8,854)           935,218
                                 ---------   --------     -------       -------       --------         -------         ----------
Operating Income (Loss)........    105,988       (267)      1,433        (1,226)          (779)          8,854            114,003
Interest (Income) Expense,
  net..........................    117,975      4,724         112            (3)         3,545           2,990 (F)        129,343
Other Income (Expense), net....     (6,045)        --          --         1,075             --            (147)(G)         (5,117)
                                 ---------   --------     -------       -------       --------         -------         ----------
Income (Loss) Before Provision
  (Benefit) for Income Taxes
  and Minority Interest........    (18,032)    (4,991)      1,321          (148)        (4,324)          5,717            (20,457)
Provision (Benefit) for Income
  Taxes........................      9,125       (472)        471           (55)        (1,503)          3,138 (H)         10,704
Minority Interests in Losses of
  Subsidiaries.................     (2,224)        --          --            --             --              --             (2,224)
                                 ---------   --------     -------       -------       --------         -------         ----------
Income (Loss) Before
  Extraordinary Item...........  $ (24,933)  $ (4,519)    $   850       $   (93)      $ (2,821)        $ 2,579         $  (28,937)
                                 =========   ========     =======       =======       ========         =======         ==========
Loss Before Extraordinary Item
  --
  Basic and Diluted............  $    (.47)                                                                            $     (.53)
                                 =========                                                                             ==========

Weighted Average Common Shares
  Outstanding--Basic and
  Diluted......................     53,125                                                               1,595 (I)         54,720
                                 =========                                                             =======         ==========

EBITDA(3)......................  $ 257,041   $  8,026     $ 1,908       $ 3,166       $  3,135         $   393         $  273,669
                                 =========   ========     =======       =======       ========         =======         ==========

------------------------------

(1) Represents the historical results of operations of the acquired companies prior to the date of acquisition.

(2) The merger-related expenses of Iron Mountain are primarily those expenses directly related to its merger with Pierce Leahy that cannot be capitalized and include severance and pay-to-stay payments, costs of exiting certain facilities, system conversion costs and other transaction-related costs. The merger-related expenses for Pierce Leahy, DSI and FACS, are those expenses that they each incurred which are directly related to their acquisition by the Company that cannot be capitalized and consist primarily of a compensation charge due to the acceleration of vesting of certain stock options, severance and pay-to-stay payments, professional fees and other transaction related costs.

(3) Represents earnings before interest, taxes, depreciation, amortization, extraordinary items, other income (expense), foreign currency exchange, merger-related expenses and stock option compensation expense.

(4) Does not include the pro forma effects of the Debt Offering or the use of proceeds from such offering.

    The accompanying notes are an integral part of this pro forma statement.

                           IRON MOUNTAIN INCORPORATED

                          NOTES TO PRO FORMA STATEMENT

2000 ACQUISITIONS

PIERCE LEAHY ACQUISITION

    On February 1, 2000, the Company completed its merger with Pierce Leahy for total consideration of $1.0 billion, which consisted of common stock, options to acquire common stock and the assumption of debt.

DSC ACQUISITION

    On May 1, 2000, the Company acquired certain assets and assumed certain liabilities of DSC for total consideration of $54.3 million. The Company acquired substantially all of the operating assets and liabilities of DSC excluding cash, real estate and long-term debt. The Company did not acquire or assume any assets or liabilities associated with DSC's Pensacola, Florida records management business.

DSI ACQUISITION

    Effective October 1, 2000, the Company acquired all of the outstanding capital stock of DSI, a confidential destruction business, for $27.7 million.

FACS ACQUISITION

    Effective December 31, 2000, the Company acquired all of the outstanding capital stock of FACS for $36.0 million.

PURCHASE PRICE ALLOCATION

    The aggregate consideration paid for the 2000 Acquisitions was $1.2 billion. The excess of the purchase price over the book value of the net assets acquired for each of the acquisitions was allocated to tangible and intangible assets, based on our estimate of the fair value of the net assets acquired. The following preliminary allocation of the aggregate purchase price of the 2000 Acquisitions is based on the fair value of net assets acquired as of the respective acquisition dates and is subject to adjustment, based on the final determination of the fair value. Management believes that the final allocation of the purchase price of the 2000 Acquisitions will not differ materially from the following preliminary estimated amounts (in millions):

2000 Acquisitions:
  Current Assets............................................  $   78.3
  Property, Plant and Equipment.............................     330.2
  Goodwill..................................................     841.1
  Other Long-term Assets....................................      19.8
  Current Liabilities.......................................     (96.6)
  Deferred Income Taxes.....................................     (14.2)
  Other Long-term Liabilities...............................      (4.9)
                                                              --------
    Total Purchase Price of 2000 Acquisitions...............  $1,153.7
                                                              ========

                           IRON MOUNTAIN INCORPORATED

FINANCING OF PURCHASE PRICE

    The Company has assumed the 2000 Acquisitions to be financed with common stock, options to purchase common stock, fair value of debt assumed and the amended credit facility as follows (in millions):


2000 Acquisitions:
  Fair Value of Common Stock Issued.........................  $  421.2
  Fair Value of Options Granted.............................      25.3
  Fair Value of Debt Assumed................................     584.9
  Proceeds from Amended Credit Facility.....................     122.3
                                                              --------
      Purchase Price of 2000 Acquisitions...................  $1,153.7
                                                              ========

AMENDED CREDIT FACILITY

    On August 14, 2000, the Company entered into an amended and restated credit facility. The amended credit facility replaced the Company's prior revolving credit facility, increased the aggregate principal amount available to $750.0 million and includes a $400.0 million revolving credit facility and two tranches of term debt totalling $350.0 million (the "Tranche A Term Loan" and the "Tranche B Term Loan").

    In conjunction with the refinancing of the Company's prior revolving credit facility, the Company reported a loss on early extinguishment of debt of $2.9 million (net of tax benefit of $1.9 million) in the third quarter of 2000. The pro forma statement does not reflect this extraordinary charge.

INTEREST RATE SWAP AGREEMENTS

    In December 2000 and January 2001, the Company entered into interest rate swap agreements for the interest payments on an aggregate principal amount of $195.5 million of the Tranche B Term Loan, thereby fixing the weighted average interest rate thereon at 8.43%.

    Also in January 2001, the Company entered into an interest rate swap agreement for $47.5 million of principal payments related to certain operating leases, thereby fixing the variable interest component of these lease obligations.

                           IRON MOUNTAIN INCORPORATED

PRO FORMA ADJUSTMENTS

    The accompanying pro forma statement has been prepared as if each of the following had occurred as of January 1, 2000: (a) the Company completed the 2000 Acquisitions; (b) the Company signed the amended credit facility; and (c) the Company entered into the interest rate swap agreements. The following pro forma adjustments reflect these transactions (in millions):

(A)  Cost of Sales

     To adjust rent expense to new lease rates negotiated in
     connection with the DSC acquisition.........................     $   0.1

     To conform to the Company's policies for fixed assets
     capitalization for the acquired companies...................        (0.1)

     To conform the classification of cost of sales and selling, general and administrative expenses to the Company's
     classification..............................................        (2.6)

     To reflect the impact of interest rate swap agreements on
     certain operating leases....................................        (0.4)
                                                                      -------

                                                                      $  (3.0)
                                                                      =======

(B)  Selling, General and Administrative

     To conform the classification of cost of sales and selling, general and administrative expenses to the Company's classification.

(C)  Depreciation and Amortization

     To adjust depreciation and amortization expense based on the fair value of the assets acquired and the estimated remaining useful lives. Plant and equipment are depreciated over three to 50 years, goodwill is amortized over 25 to 30 years, software is amortized over three years and covenants not-to-compete are amortized over two to five years on a straight-line basis.

(D)  Foreign Currency Exchange

     To conform Pierce Leahy's classification of foreign currency exchange gains and losses to the Company's classification.

(E)  Merger-related Expenses

     To reverse expenses incurred by Pierce Leahy that are
     directly attributable to the acquisition. These expenses
     consist of a compensation charge due to the acceleration of certain stock options, and financial advisor, legal,
     accounting and SEC fees.....................................      $  3.2

     To reverse expenses incurred by DSI that are directly
     attributable to the acquisition. These expenses consist of the acceleration of vesting of certain stock options,
     severance, financial advisor and legal fees, and other
     transaction costs...........................................         3.7

     To reverse expenses incurred by FACS that are directly
     related to the acquisition. These expenses consist of
     severance and pay-to-stay payments..........................         2.2
                                                                       ------
                                                                       $  9.1
                                                                       ======

                           IRON MOUNTAIN INCORPORATED

(F)  Interest (Income) Expense, net

     Record interest expense on debt incurred under the amended credit facility (including commitment fees and amortization of deferred financing costs) at a weighted average interest
     rate of 9.0%................................................     $  33.9

     Reverse interest expense on the revolving credit facility, net of interest income on excess cash, assumed to be repaid with the amounts borrowed under the amended credit facility
     (including commitment fees and amortization of deferred
     financing costs)............................................       (24.4)

     Reverse historical interest expense on debt of acquired
     companies retired or not assumed............................        (4.9)

     Record the amortization related to the fair value adjustment of Pierce Leahy debt assumed net of adjustment to
     amortization of deferred financing costs....................         0.1

     Record impact of interest rate swap agreements related to
     the Tranche B Term Loan.....................................        (1.7)
                                                                      -------

     Total.......................................................     $   3.0
                                                                      =======

    The impact of a 1/8% change in the interest rate on pro forma borrowings under the amended credit facility, giving effect to the swap agreements, for the year ended December 31, 2000 is $0.2 million.

(G)  Other Income (Expense), net

     To conform Pierce Leahy's classification of foreign currency exchange gains and losses to the Company's classification.

(H)  Provision for Income Taxes

     To adjust the provision for income taxes to a 40.85% rate on domestic pro forma income before nondeductible goodwill amortization and other nondeductible expenses, and to adjust to foreign statutory rates on foreign pro forma income
     (loss) before nondeductible goodwill.

(I)  Weighted Average Common Stock Outstanding-Basic and Diluted

     To adjust the pro forma weighted average common shares outstanding as if the merger with Pierce Leahy had occurred on January 1, 2000.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                 IRON MOUNTAIN INCORPORATED
                                                                        (Registrant)

                                                       By:               /s/ JEAN A. BUA
                                                            -----------------------------------------
                                                                           Jean A. Bua
                                                             VICE PRESIDENT AND CORPORATE CONTROLLER
                                                                  (PRINCIPAL ACCOUNTING OFFICER)
March 23, 2001